UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2005

Collegiate Pacific Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17293	22-2795073
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas		75234
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972.243.8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2005, the Board of Directors of Collegiate Pacific Inc. approved the terms of compensation to be paid to the non-management members of the Board of Directors of Collegiate Pacific Inc. for fiscal 2005, which ends on June 30, 2005. Compensation for non-management directors includes an annual retainer of $7,500, options to acquire 5,000 shares of Collegiate Pacific common stock and reimbursement of travel and business expenses. Each non-management director received his grant of 5,000 options on March 2, 2005, and the exercise price was set at the closing price of Collegiate Pacific's common stock on March 2, 2005. The options are exercisable as of March 2, 2005, and are fully vested. The options were issued under Collegiate Pacific's 1998 Stock Option Plan and form of Stock Option Agreement. A copy of the summary sheet outlining the terms of director compensation approved by the Board of Directors for non-management directors is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1 2005 Non-Management Director Compensation Summary

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Pacific Inc.

March 4, 2005	By:	William R. Estill

Name: William R. Estill
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Director Compensation